As filed with the Securities and Exchange Commission on February 1, 2002
                                                       Registration No. 333-____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------

                          IN STORE MEDIA SYSTEMS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                                              84-1249735
 ------------------------------                               -----------------
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

        15423 East Batavia Drive, Aurora, Colorado                80011
          --------------------------------------                 --------
         (Address of principal executive offices)               (Zip Code)

                          In Store Media Systems, Inc.
                       2000 Omnibus Equity Incentive Plan
                          and Individual Option Grants

                                Michael T. Mozer
                             Chief Executive Officer
                          In Store Media Systems, Inc.
                            15423 East Batavia Drive,
                             Aurora, Colorado 80011
                                 (303) 364-6550
              -------------------------------------------------------
             (Name, address and telephone number of agent for service)

                                    Copy to:
                               Henry F. Schlueter
                                  Paul Maricle
                          Schlueter & Associates, P.C.
                          1050 17th Street, Suite 1700
                             Denver, Colorado 80265
                                 (303) 292-3883

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                                               CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                         Amount To             Proposed             Proposed            Amount of
              Title of Securities                          Be              Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                      Registered(2)      Price Per Share(3)     Offering Price            Fee
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
Common Stock, par value $.001 per share:  To be
issued under In Store Media Systems, Inc. 2000
Omnibus Equity Incentive Plan and individual grants    8,866,875(4)            $0.50              $4,433,437.50         $1,108.36
==================================================================================================================================

(1) The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416, this registration statement also covers additional securities (if any) that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is based on the average of the bid and ask prices of the Common Stock, as reported on NASDAQ's Electronic (OTC) Bulletin Board on January 30, 2002, or $0.495 per share.

(4) Includes 6,000,000 shares available for issuance in the form of restricted stock and other awards, and upon the exercise of options, previously granted or to be granted under the 2000 Omnibus Equity Incentive Plan, and 2,866,875 shares to be issued upon the exercise of options granted pursuant to individual option grants (not pursuant to the 2000 Omnibus Equity Incentive Plan).

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

                                     PART I

ITEM 1.   PROGRAM INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

                INFORMATION REQUIRED IN THE INFORMATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

          (a) Registrant's Registration Statement on Form 10 filed on December 15, 1999, as amended on January 28, 2000, February 24, 2000, and March 6, 2000.

          (b) Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001.

          (c) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended on April 10, 2001.

          (d) Registrant's Current Report on Form 8-K, as filed on April 16, 2001 as amended on June 15, 2001.

          (e) Registrant's Current Report on Form 8-K, as filed in January 25, 2002.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 78.7502 and 78.751 of the Nevada Revised Statutes and certain provisions of the Registrant's Bylaws provide for the indemnification of officers, directors, employees or other agents of the Registrant under certain circumstances for liabilities, damages and expenses incurred in connection with any threatened, pending or completed action. Additionally, the Registrant's Articles of Incorporation and Bylaws limit the liability of officers and directors for breaches of fiduciary duty as a director or officer involving any act or omission of any such officer or director, other than acts or omissions involving intentional misconduct, fraud or knowing violation of law. The following is a summary of the circumstances in which indemnification is permitted and required under applicable provisions of the Nevada Revised Statutes and the Registrant's governing instruments. This summary is qualified in its entirety by reference to the statutory provisions, the Registrant's Bylaws and Articles of Incorporation.

          In general, under Nevada law, any officer, director, employee or agent of a corporation may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the corporation's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified. The circumstances under which indemnification is granted in connection with an action brought on behalf of a corporation is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the corporation's best interest, and must not have been adjudged liable for negligence or misconduct. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding or claim, the corporation is required to indemnify such person against expenses actually and reasonably incurred by him in connection with the defense. Indemnification may also be granted pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of stockholders or directors.

          The Bylaws of the Registrant require the Registrant to indemnify each Director and Officer from any liability or claim, and to reimburse such person for all legal and other expenses reasonably incurred by such person in connection with any such liability or claim (including the power to defend such person from all suits or claims), as provided for under the provisions of the Nevada Revised Statutes. However, no person may be indemnified against any expense incurred in connection with any claim or liability arising out of such person's own negligence or willful misconduct. The Bylaws further provide that the Registrant, its Directors, Officers employees and agents will be fully protected in taking any action or making any payment, or in refusing to do so in reliance on the advice of counsel.

          The Registrant also is entitled to purchase and maintain insurance, which protects its Officers and Directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index, which list of exhibits incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Aurora, State of Colorado, on the 1st day of February, 2002.

                                            IN STORE MEDIA SYSTEMS, INC.

                                            By:  /s/  Michael T. Mozer
                                               --------------------------------
                                                      Michael T. Mozer
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Mozer and Robert L. Cohen, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          NAME                         TITLE                          DATE
          ----                         -----                          ----

/s/  Michael T. Mozer        President, Chief Executive         February 1, 2002
------------------------     Officer and Chairman of the
     Michael T. Mozer        Board (Principal Executive
                             Officer)

/s/  Robert L. Cohen         Vice President and Chief           February 1, 2002
------------------------     Financial Officer (Principal
     Robert L. Cohen         Financial and Accounting Officer)

/s/  Donald P. Uhl           Director                           February 1, 2002
------------------------
     Donald P. Uhl

/s/  Frank J. Pirri          Director                           February 1, 2002
------------------------
     Frank J. Pirri

/s/  Thomas F. Carroll       Director                           February 1, 2002
------------------------
     Thomas F. Carroll

/s/  Ronald F. Anderegg      Director                           February 1, 2002
------------------------
     Ronald F. Anderegg

/s/  Ray Solomon             Director                           February 1, 2002
------------------------
     Ray Solomon

/s/  George Sattler          Director                           February 1, 2002
------------------------
     George Sattler

/s/  Derrick Bushman         Director                           February 1, 2002
------------------------
     Derrick Bushman

/s/  John Watkins            Director                           February 1, 2002
------------------------
     John Watkins

                                INDEX TO EXHIBITS

 Exhibit
   No.                                Description
---------     ------------------------------------------------------------------

   4.1        In Store Media Systems, Inc. 2000 Omnibus Equity Incentive Plan

   4.2        Form of Stock Option Agreement (for individual grants)

   5.1        Opinion of Schleuter and Associates P.C.

  23.1        Consent of Causey, Demgen & Moore, Inc.

  23.2        Consent of Schleuter and Associates P.C. (included in Exhibit 5.1)

  24.1        Powers of Attorney (included on signature pages).


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